                                                                     EXHIBIT 4.7


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OR HOLDER
HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO THIS WARRANT SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF THIS WARRANT SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL FOR THE ISSUER.

                                     WARRANT

               to Purchase up to 25,000 Shares of Common Stock of

                                 ADAM.COM, INC.

                                                               December 31, 1999

     THIS IS TO CERTIFY THAT, for good and valuable consideration received, ("Warrant Holder" or, with its successors and assigns, "Holder"), is entitled to purchase from adam.com, Inc., a Georgia corporation (the "Company"), at any time or from time to time after the date hereof, through and including December 31, 2004, at 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328, or at such other place as the Company may request by written notice given at least fifteen
(15) days before the applicable exercise date (the "Warrant Office"), for a purchase price equal to the "Price Per Share" (as defined below), a total number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company up to the "Number of Available Shares" (as defined below). This Warrant may not be exercised after December 31, 2004.

     This Warrant is one of a series of warrants being issued pursuant to the terms of that certain Bridge Note and Warrant Purchase Agreement, dated December 31, 1999, among the Company, the Holder and certain other purchasers of the notes and warrants of the Company under that agreement, and this Warrant is subject to the terms and conditions of that Bridge Note and Warrant Purchase Agreement.

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     For all purposes of this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as then in effect.

     "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person that is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and
(iv) all equity or ownership interests in any Person of any other type.

     "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Act.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any other Capital Stock into which such stock may hereafter be changed.

     "Company" means adam.com, Inc., a Georgia corporation, and any other corporation assuming or required to assume the Warrant pursuant to this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as then in effect.

     "Note Purchase Agreement" means the Bridge Note and Warrant Purchase Agreement, dated December 31, 1999, among the Company, the Holder and certain other purchasers of notes and warrants of the Company under that agreement.

     "Number of Available Shares" means the number of shares of Common Stock that the Holder is entitled to purchase under this Warrant. Initially, the Number of Available Shares will be equal to 25,000 shares. The Number of Available Shares will be subject to adjustment as provided in Article IV.

     "Options" means any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, or any other securities that are convertible or exchangeable into Common Stock.

     "Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government, or any political subdivision, instrumentality or agency of any government.

     "Price Per Share" means the Price Per Share determined in accordance with
Section 2.1 of the Note Purchase Agreement. The Price Per Share is subject to adjustment as provided in Article IV.

     "State Securities Laws" means any applicable state securities laws that may restrict or prohibit the issuance or purchase of shares of Common Stock upon exercise of the Warrant.

     "Transfer" means distribute, sell, transfer, pledge, hypothecate or otherwise dispose.

     "Warrant" means this Warrant and any warrants issued in substitution, combination or subdivision therefor.

                                   ARTICLE II

                              EXERCISE OF WARRANTS

     2.1 METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the Holder will deliver to the Company at the Warrant Office: (a) a written notice, in substantially the form of the subscription notice attached as EXHIBIT A (modified, as appropriate, to reflect any conditional exercise or change in the terms of exercise as described below) of Holder's election to exercise this Warrant, which notice will specify the number of shares of Common Stock to be purchased not exceeding, on a cumulative basis, the Number of Available Shares (the "Notice"), (b) this Warrant, and (c) a check payable to the order of the Company in an amount equal to the product of the Price Per Share multiplied by the number of shares of Common Stock being purchased. Upon receipt of the Notice, the Company will promptly execute and deliver a certificate or certificates representing the aggregate number of shares of Common Stock specified in the Notice. The stock certificate or certificates will be in the denominations as specified in the Notice and will be registered in the name of Holder or such other name or names as designated in the Notice; PROVIDED, HOWEVER, the Company has no obligation to issue such shares in any manner which would result in a violation of the registration requirements of the Act or any applicable State Securities Laws. Such certificate or certificates will be deemed to have been issued and the Holder or any other person so designated to be named therein will be deemed for all purposes to have become a holder of record of such shares as of the date the Notice and payment is received by the Company. If this Warrant is exercised only in part, the Company will, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant. The new Warrant will in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which will then be returned to the Holder. The Company will pay all expenses, transfer (but not income) taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates and new Warrants, except that, in case stock certificates or new Warrants will be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes which are payable upon the issuance of stock certificates or new Warrants will be paid by the Holder promptly upon receipt of a written request of the Company for payment.

     2.2 CASHLESS EXERCISE. In lieu of exercising the Warrant for cash pursuant to Section 2.1(a) above, the Holder shall have the right to require the company to convert the Warrant, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrender to the Company of this Warrant and the Notice of Exercise attached hereto, duly completed and executed by the Holder to evidence the exercise of the Conversion Right. Upon exercise of the Conversion Right, the Company shall deliver to the Holder a certificate(s) representing that number of Warrant Shares which is equal to the quotient obtained by dividing

(x) the value of the Warrant at the date the Conversion Right is exercised (determined by subtracting (A) the aggregate Price Per Share for all Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of all Warrant Shares purchasable upon exercise of such Warrant immediately prior to the exercise of the Conversion Right) (determined on the basis of the fair market value per share of the Warrant Shares purchasable upon exercise of such Warrants immediately prior to the exercise of the Conversion Right)), by (y) the fair market value per share of one share of Common Stock on the date of the exercise of the Conversion Right. For purpose of this calculation, the fair market value per share of Common Stock shall be, (i) if a public market for the Company's Common Stock exists at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value; or (ii) if there is no public market for the Company's Common Stock, determined by the Company's Board of Directors in good faith. Any references in this Warrant to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include (without limitation) any exercise of the Conversion Right. If this Warrant is exercised only in part, the Company will, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant. The new Warrant will in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which will then be returned to the Holder. The Company will pay all expenses, transfer (but not income) taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates and new Warrants, except that, in case stock certificates or new Warrants will be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes which are payable upon the issuance of stock certificates or new Warrants will be paid by the Holder promptly upon receipt of a written request of the Company for payment.

     2.3 SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable.

     2.4 LEGEND ON WARRANT AND STOCK CERTIFICATES. This Warrant and any certificates or other instruments which evidence the shares issued upon exercise of the Warrant will bear a legend substantially to the following effect (together with any other legends required under applicable state laws):

                 THIS WARRANT [OR, AS APPLICABLE, THE STOCK EVIDENCED BY THIS CERTIFICATE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OR HOLDER HEREOF BY THE COMPANY FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO THIS WARRANT [OR, AS APPLICABLE, THE STOCK EVIDENCED BY THIS CERTIFICATE] SHALL
                 THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF THIS WARRANT [OR, AS APPLICABLE, THE STOCK EVIDENCED BY THIS CERTIFICATE] SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL FOR THE COMPANY.

                                   ARTICLE III

                               TRANSFER OF WARRANT

     This Warrant may be transferred, in whole or in part, to any Person by presentation to the Company of the Warrant and an assignment, in form reasonably acceptable to the Company and its counsel, duly executed by the Holder or its duly authorized agent or attorney along with written instructions for such Transfer; PROVIDED, HOWEVER, the Holder agrees not to transfer the Warrant, any Common Stock issued upon exercise of the Warrant, except pursuant to (i) an effective registration statement under the Act and any applicable State Securities Laws or (ii) an opinion, of counsel satisfactory to the Company and its counsel, that such Transfer is exempt from registration under the Act and any applicable State Securities laws. The Company will not be required to take any action which would result in a violation of such provisions. Upon presentation for Transfer in compliance with the terms of this Warrant, the Company will promptly execute and deliver a new Warrant or Warrants identical to this Warrant in the name or names of the transferee or transferees and in the denominations specified in such instructions. The Company will pay all expenses, taxes (other than income taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants under this Article III, except that funds sufficient to pay all transfer taxes pertaining to the Transfer which are payable upon the issuance of such new Warrants will be paid by the Holder promplty upon receipt of written request of the Company for payment.

                                   ARTICLE IV

                                   ADJUSTMENTS

     4.1 ADJUSTMENTS OF PRICE PER SHARE. In order to prevent dilution of the rights granted to Holder, the Price Per Share will be subject to adjustment from time to time in accordance with this Article IV.

     4.2 PRICE REDUCTION FORMULA. Except as provided in Sections 4.3, 4.4 or 4.5 below, if the Company (i) issues or sells any shares of its Common Stock for consideration per share that is less than the Price Per Share in effect immediately prior to the time of such issue or sale, or (ii) issues or sells any Options with an exercise price per share of Common Stock less than the Price

Per Share in effect immediately prior to the time of such issue or sale, then upon such issue or sale (the "Triggering Transaction"), the Price Per Share will, subject to this Article IV, be reduced to Price Per Share equal to the consideration per share received by the Company in such issue or sale of Common Stock. If any shares of Common Stock are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor. If any shares of Common Stock are issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Company will be the fair value of such consideration, as reasonably determined by the Company's Board of Directors. If any shares of Common Stock are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation attributable to such Common Stock, as the case may be, as reasonably determined by the Board of Directors of the Company.

     4.3 STOCK DIVIDENDS, SPLITS, ETC. To the extent not theretofore exercised, the Price Per Share and the Number of Available Shares will be subject to appropriate decrease or increase, as the case may be, if the Company at any time after the date hereof either (i) declares any dividend or distribution payable in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock, or (ii) subdivides or combines outstanding shares of Common Stock.

     4.4 EXCEPTIONS. The provisions of this Article IV will not apply to any Common Stock (or rights with respect thereto) issued or issuable to any person pursuant to (1) any stock option, stock purchase or similar plan or arrangement for the benefit of the officers, directors and employees of or consultants to the Company or its subsidiaries adopted by the Board of Directors of the Company, or (2) stock (or rights with respect thereto) issued or issuable to Fusion Capital Fund LLC ("Fusion") pursuant to the Securities Purchase Agreement dated November 15, 1999 between the Company and Fusion.

     4.5 RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification, change or exchange of the Common Stock (other than a change in par value, or as a result of a subdivision or combination of such shares), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all of substantially all of the assets of the Company, or if the Company shall declare a dividend or distribution (except in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock) upon the shares of Common Stock payable otherwise than in cash out of earned surplus, the Company, or such successor or purchasing corporation as the case may be, will execute a new Warrant, providing that Holder will have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate exercise price, in lieu of the shares of Common Stock previously issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, dividend or distribution, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock. Such new Warrant will provide for adjustments that will be as nearly equivalent as practicable to the adjustments provided for in this Article IV.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 NOTICE OF CERTAIN EVENTS. In case:

     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of Capital Stock of any class, or to receive any other rights; or

     (b) of any capital reorganization, any reclassification of shares of Capital Stock of the Company, or any consolidation or merger of the Company or the sale or transfer of all or substantially all of the assets of the Company; or

     (c) of any voluntary dissolution, liquidation, or winding up of the Company; then the Company shall mail (at least twenty (20) days prior to the applicable date referred to in subclause (x) or in subclause (y) below, as the case may be), to the Holder at the address set forth in the Company's stock records, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined, or (y) the date on which such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.

     5.2 SUCCESSORS. This Warrant will be binding upon any corporation succeeding to the Company by merger, consolidation or sale or transfer of all or substantially all of the Company's assets.

     5.3 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Deleware without regard to its conflict of laws provisions.

     5.4 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party that is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A writer of any breach or failure to enforce any of the terms or conditions of this Warrant will not in any way affect, limit or waive a party's rights under this Warrant at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

     5.5 SEVERABILITY. If any one or more of the provisions contained in this Warrant is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant will not, at the election of the party for whom the benfit of the provision exists, be in any way impaired.

     5.6 FILING OF WARRANT. A copy of this Warrant will be filed in the records of the Company.

     5.7 NOTICE. Any notice or other document required or permitted to be given or delivered to the Holder will be delivered personally, or sent by certified or registered mail, to the Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of, and the registration of transfer of, the Warrant or at any more recent address of which the holder will have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, will be delivered at, or sent by certified or registered mail to, the office of the Company described above or such other address within the United States of America as will have been furnished by the Company to the Holder.

     5.8 LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and the amount as is reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 5.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu if any mutilated Warrant, will constitute an original contractual obligation on the part of the Company.

     5.9 LIMITATION OF LIABILITY; NOT STOCKHOLDERS. No provision of this Warrant will be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice, other than as expressly provided in this Warrant, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration in this Warrant of the rights or privileges of the Holder hereof, will give rise to any liability of such Holder for the purchase price of any Common Stock issuable upon exercise of the Warrant or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer on the date specified below.

Dated: December 31, 1999

                                 ADAM.COM, INC.

                                 By: ________________________________

                                     ________________________________

                                Its: ________________________________

                                    EXHIBIT A

                           FORM OF SUBSCRIPTION NOTICE

adam.com, Inc.

     1. The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ________________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of $ _________ by check payable to the order of the Company, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________________ whose address is ____________________________________________________________________ and whose federal taxpayer identification number is _____________________; and (b) if such shares do not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

                                 Warrant Holder

                                 By: _______________________

Dated: ________________